UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

UBIQUITEL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30761	23-3017909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One West Elm Street Suite 400 Conshohocken, PA 19428
(Address of Principal executive offices, including Zip Code)

(610) 832-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement.

On April 19, 2006, UbiquiTel Inc. (“UbiquiTel” or the “Company”) entered into an agreement and plan of merger (the “merger agreement”) with Sprint Nextel Corporation (“Sprint”) and Eagle Merger Sub Inc., a wholly owned subsidiary of Sprint (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. Upon completion of the Merger, the Company will be a wholly owned subsidiary of Sprint. In the Merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive $10.35 per share in cash. In addition, options to acquire Company shares, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $10.35 per share over the option exercise price for each share subject to the option, less any applicable withholding taxes. The total consideration for the acquisition of the Company is approximately $1.3 billion, which includes the assumption of approximately $300 million in net debt.

Contemporaneously with the execution of the merger agreement, Sprint, the Company, and certain of their respective affiliates entered into a settlement agreement and mutual release. Under the terms of the settlement agreement, the parties agreed to file a motion to stay the existing litigation between them (UbiquiTel Inc. et al. v. Sprint Corporation et al., C.A. No. 1489-N) in the Delaware Court of Chancery. In addition, the parties agreed that at the effective time of the Merger, they will cooperate in taking all action necessary to cause the dismissal of the litigation. The settlement agreement also contains mutual releases that will become effective at the effective time of the merger. Furthermore, during the period between the signing of the merger agreement and the effective time of the merger (or termination of the merger agreement, if applicable), the settlement agreement prohibits, among other things, the Company from seeking relief against Sprint through any suit or proceeding for any claim, including any claim for breach of any exclusivity provision of existing commercial contracts, although the settlement agreement permits the Company to seek relief through any suit or proceeding for any other claim arising during that period under such commercial contracts or any claim arising under the merger agreement or the settlement agreement.

The board of directors of the Company unanimously (1) approved the merger agreement, the Merger and the settlement agreement, (2) determined that the consideration to be paid in the Merger is fair to the Company’s stockholders and (3) resolved to recommend that the Company’s stockholders approve the Merger, the merger agreement and the transactions contemplated by the merger agreement. The board of directors may change its recommendation if it receives a superior proposal and certain conditions specified in the merger agreement are met.

The Merger is expected to be completed in the second quarter of 2006, subject to receipt of approval of the Company’s stockholders and applicable regulatory approvals, as well as other customary closing conditions. The merger agreement also provides that, upon termination of the merger agreement under specified circumstances involving a competing proposal, the Company may be required to pay Sprint a termination fee of $35 million.

On April 19, 2006, Sprint also entered into a stockholders agreement with each of the executive officers and directors of the Company, who collectively have the power to vote approximately 9% of the Company’s outstanding common stock. Pursuant to the terms of the stockholders agreement, these stockholders have agreed, among other things, to vote their shares in favor of the Merger and not to transfer such shares prior to the completion of the Merger, subject to the terms and conditions contained in the stockholders agreement.

The foregoing descriptions of the merger agreement and the settlement agreement are qualified in their entirety by reference to such documents, which are filed as exhibits hereto and are incorporated herein by reference.

On April 20, 2006, the Company and Sprint issued a press release announcing that their boards of directors have approved a definitive merger agreement. On the same date, the Company released on its website certain materials describing the Merger to its investors. A copy of each of the press release and investor materials is filed as Exhibits 99.1 and 99.2, respectively, and such copies are incorporated herein by reference.

Cautionary Statement

The merger agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the merger agreement is not intended to be a source of factual, business or operational information about the parties.

Certain of the contractual representations made by the parties in the merger agreement are subject to a standard of materiality that may be different from what stockholders of UbiquiTel may view as material to their interests. Representations may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all of the facts. Investors in UbiquiTel securities are not third-party beneficiaries under the merger agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Additional Information and Where to Find It

A stockholder meeting will be announced soon to obtain stockholder approval. UbiquiTel intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be mailed to the stockholders of UbiquiTel. UbiquiTel’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger and UbiquiTel. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, PA 19428, Attn. Investor Relations. UbiquiTel and its officers and directors may be deemed to be participants in the solicitation of proxies from UbiquiTel’s stockholders with respect to the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of UbiquiTel and its respective executive officers and directors in the proposed Merger by reading the proxy statement, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(D)          Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Sprint Nextel Corporation, Eagle Merger Sub Inc. and UbiquiTel Inc. dated as of April 19, 2006.

10.1

Settlement Agreement and Mutual Release, dated as of April 19, 2006, by and among Sprint Nextel Corporation, Sprint Spectrum, L.P., Wireless Co., L.P., Sprint Telephony PCS, L.P., Sprint Communications Company L.P., Sprint PCS License, L.L.C., Nextel Communications, Inc., UbiquiTel Inc. and UbiquiTel Operating Company.

99.1	Press Release issued on April 20, 2006.

99.2	Investor Materials Regarding Merger with Sprint Nextel dated April 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2006

UBIQUITEL INC.

/s/	Donald A. Harris
By:	Donald A. Harris
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger among Sprint Nextel Corporation, Eagle Merger Sub Inc. and UbiquiTel Inc. dated as of April 19, 2006.

10.1

Settlement Agreement and Mutual Release, dated as of April 19, 2006, by and among Sprint Nextel Corporation, Sprint Spectrum, L.P., Wireless Co., L.P., Sprint Telephony PCS, L.P., Sprint Communications Company L.P., Sprint PCS License, L.L.C., Nextel Communications, Inc., UbiquiTel Inc. and UbiquiTel Operating Company.

99.1	Press Release issued on April 20, 2006

99.2	Investor Materials Regarding Merger with Sprint Nextel dated April 20, 2006.